EXHIBIT 5.1

             Hutchins, Wheeler & Dittmar, A Professional Corporation


                                                    September  17, 1999

Netegrity, Inc.
245 Winter Street
Waltham, MA  02451

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Netegrity, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about September 17, 1999 in connection with the registration under the Securities Act of 1933, as amended, of (i) a total of 70,000 shares of the Company's Common Stock reserved for issuance under the Company's 1991 Director Stock Plan (the "1991 Plan"), (ii) 60,000 shares of the Company's Common Stock reserved for issuance under the Company's 1993 Non-Employee Director Stock Option Plan (the "1993 Plan"), and
(iii) 105,000 shares of the Company's Common Stock reserved for issuance under the Company's 1994 Non-Employee Director Plan (the "1994 Plan," and together with the 1991 Plan and the 1993 Plan, the "Plans"). We have also examined such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the shares issued pursuant to the Plans, when issued and sold in accorance with the terms of the Plans will be legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                      Very truly yours,

                                      /s/Hutchins, Wheeler & Dittmar
                                      HUTCHINS, WHEELER & DITTMAR,
                                      A Professional Corporation